                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        PRINTWARE, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------------------
     5) Total fee paid:
        ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ----------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ----------------------------------------------------------------------
     3) Filing Party:
        ----------------------------------------------------------------------
     4) Date Filed:
        ----------------------------------------------------------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 15, 1999

To the Shareholders of Printware, Inc.:

  The third annual meeting of shareholders will be held at the Corporate Offices of Printware, Inc. at 1270 Eagan Industrial Road, St. Paul, Minnesota 55121 on Thursday, April 15, 1999, at 3:30 p.m., Central Daylight Time, for the following purposes:

  1. To elect five Directors to hold office until the next annual meeting of shareholders; and

  2. To take action on any other business that may properly come before the meeting.

  Shareholders of record at the close of business on February 24, 1999 are entitled to vote at the meeting and at any adjournment thereof.

  Whether or not you expect to be present at the meeting, please complete, sign, and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense.
For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request.


                                          Brian D. Shiffman
                                          Secretary

Dated: March 4, 1999

  Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. Thank you.

                               Printware, Inc.
                          1270 Eagan Industrial Road
                          St. Paul, Minnesota  55121

                               PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               April 15, 1999

  The accompanying proxy is solicited by the Board of Directors of Printware, Inc. (the "Company") in connection with the annual meeting (including any adjournments, the "Meeting") of shareholders of the Company to be held
April 15, 1999.

  The cost of soliciting proxies, including the cost of preparing and mailing the notice of the Meeting and this proxy statement, will be paid by the Company. Proxies will be solicited primarily by mailing this proxy statement to all shareholders entitled to vote at the Meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by Directors, executive officers, and employees of the Company who will not be specially compensated for such activities, but who may be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection therewith. The Company may also reimburse brokers, banks, and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy material and obtaining proxies from their principals.

  A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing another proxy bearing a later date with the Secretary or by appearing at the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to shareholders on or about March 4, 1999.

  Only shareholders of record at the close of business on February 24, 1999, may vote at the Meeting. As of that date, there were 4,834,516 shares of common stock, no par value per share ("Common Stock"), of the Company out-standing. Such shares constitute the only class of the Company's outstanding equity securities. Each shareholder of record is entitled to one vote for each share registered in his or her name on each matter presented at the Meeting. Cumulative voting is not permitted.

  Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares. If no direction is made, such shares will be voted FOR the election of the nominees for the Company's Board of Directors named. The persons named as proxies may also vote on any other matter to properly come before the Meeting. If an executed proxy is returned and the executing shareholder has elected to "abstain" from voting on any matter (or to "withhold authority" as to the election of any Director), the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority to vote certain of such shares on one or more matters, those shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matters.

                          ITEM 1: ELECTION OF DIRECTORS

  The Board of Directors has set the size of the Board at five persons and nominated the persons listed below to be elected Directors to serve until the 2000 annual meeting of the Company's shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary to elect each of the nominees listed below. All of the nominees are presently Directors of the Company whose terms of office will expire at the Meeting.

Daniel A. Baker, Ph.D., age 41, has served as the Company's President and a Director since February 1993, and additionally as Chief Executive Officer since January 1995. Dr. Baker joined the Company in May 1990 as Vice President of Engineering and was later appointed Vice President of Sales, Marketing, and Product Development. He has over 20 years of experience in high-tech industry, and personally holds 15 patents. His previous experience includes executive positions at Minntech Corporation and Percom Data Corporation.

Allen L. Taylor, Ph.D., age 63, is a co-founder of the Company and has served as a Director since the Company's incorporation in May 1985. Dr. Taylor was an employee of Minnesota Mining and Manufacturing Company ("3M") for over 30 years until his retirement in 1996. At 3M, he led the development of a number of products for the printing industry. In 1985, Dr. Taylor was instrumental in obtaining for the Company a license from 3M for the key resonant-galvanometer technology used in the Company's platesetters.Brian D. Shiffman, age 59, has served as a Director since the Company's incorporation in May 1985, when he was instrumental in the formation of the Company. Mr. Shiffman has been President of Northstar Photonics, Inc., a developer of high-speed lasers, since July 1998. Previously, Mr. Shiffman was Business Development Director at Minnesota Project Innovation, Inc., and Vice President at the Minnesota Cooperation Office as a loaned executive from Control Data Corporation, where he was employed for over 20 years.

Michael C. Berg, age 63, was elected a Director in October 1998. Mr. Berg is president of Graphic and Printing Specialists, a Minneapolis-based printing design firm, and a partner in Paragon Forms, which prints optical-mark reading forms. He previously owned Hoppe printing in Minneapolis. Mr. Berg has served on the boards of several public companies, including Intran, NCS, and Swenko Medical.

Victor H. Weiss, age 71, was elected a Director in October 1998. Mr. Weiss is Chairman of Hopkins, Minnesota-based MACtac Engineered Products, a subsidiary of MACtac, a Bemis Company. MACtac supplies pressure-sensitive materials for graphic products, digital imaging, and printed labels for specialized end-users. Prior to his current position, Mr. Weiss held a number of engineering and executive positions, and has extensive experience with printed products.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE. Unless authority to vote is withheld, the persons named proxies will vote FOR the election of each of the above-listed nominees. If any of the nominees are not candidates for election at the Meeting, which is not presently anticipated, the persons named proxies will vote for such other person or persons as they may, in their discretion, determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 24, 1999, the number of shares of Common Stock owned by each person who is known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock, each Director, each person named in the Summary Compensation Table that appears elsewhere in this proxy statement, and all of the Directors and executive officers of the Company as a group.

                                 Number of Shares Owned  Shares Issuable Upon the
                                    (including shares    Exercise of Options that
                                 underlying the options   are Currently or Will
     Name of                     described in the next   Become Exercisable Within    Percent of
    Beneficial Owner                  column)                the Next 60 Days            Class
=======================     ======================      =========================     ==========
Deluxe Corporation<F1>
P.O. Box 64235
St. Paul, MN 55164-0235  . . . .  1,587,690  . . . . . . . . .       0  . . . . . . . .  32.84%

Daniel A. Baker    . . . . . . .    229,885  . . . . . . . . . 201,671  . . . . . . . .   4.76%

Thomas W. Petschauer . . . . . .    166,791  . . . . . . . . .  82,489  . . . . . . . .   3.45%

Joseph F. Dayton     . . . . . .     63,608  . . . . . . . . .  59,391  . . . . . . . .   1.32%

Timothy S. Murphy    . . . . . .     14,306  . . . . . . . . .  10,501  . . . . . . . .     *

Allen L. Taylor<F2>   . . . . . .   345,574  . . . . . . . . .   7,000  . . . . . . . .   7.15%

Brian D. Shiffman    . . . . . .      7,500  . . . . . . . . .   7,000  . . . . . . . .     *

Michael C. Berg      . . . . . .      9,000  . . . . . . . . .   5,000  . . . . . . . .     *

Victor H. Weiss     . . . . . .       5,000  . . . . . . . . .   5,000  . . . . . . . .     *

All Directors and
executive officers
as a group (8 persons)<F3>  . . .   836,864  . . . . . . . . . 378,052  . . . . . . . .  17.31%
______________

* Less than one percent
<F1>
Based on a Schedule 13G dated February 10, 1999 filed with the Securities and Exchange Commission (the "Commission") by Deluxe Corporation.
<F2>
Based on a Schedule 13G dated February 8, 1999 filed with the Commission by Dr. Taylor.
<F3>
Voting and investment power with respect to the shares described above as held by a Director or executive officer are held solely by the indicated Director or executive officer and his spouse.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has overall responsibility for compensation actions affecting the Company's officers.
The Compensation Committee is composed entirely of Directors who are not employees of the Company ("Independent Directors"), none of whom is or has been an officer of the Company. The Compensation Committee is responsible for:
-- Developing an executive compensation philosophy and administrative policies; -- Determining the compensation of the Chief Executive Officer (the "CEO") and the other executive officers;
-- Establishing performance measurements, compensation, and grants under the Company's bonus and stock option programs; and -- Reviewing comparative data for executive officer positions.

PHILOSOPHY

  The Company seeks to develop a compensation program that:
-- Attracts, retains, and motivates a top-quality management team;
-- Links compensation to performance;
-- Aligns the interests of shareholders and management by encouraging stock ownership by management and rewarding financial performance that increases shareholder value; and
-- Maintains a management compensation program that is competitive in terms of compensation level and incentive design.

  The Compensation Committee uses, depending on availability, data from compensation surveys and publicly-available data for comparable companies in setting the appropriate mix of compensation elements and overall compensation levels. The Compensation Committee has not used outside consultants to prepare specific studies but would be free to do so in the exercise of its independent judgment.

  The comparability of companies for compensation purposes is judged according to the following criteria:
     1. Comparable size
     2. Similar industries
     3. Recently public
     4. Geographical location

  The Compensation Committee's objective for 1998 was to position the total compensation of the executive officers at a level commensurate with the median total compensation associated with comparable positions at comparable companies. Actual compensation was intended to be in excess of the median only if the Company's performance exceeded predetermined goals.

  There are three components to the Company's executive compensation program:
     1. Base salary
     2. Bonus
     3. Stock options

  1. Base salary: After a review of competitive salary data, base salaries of Printware executive officers were adjusted effective January 1, 1999. Dr. Baker's base salary was set at $143,000 per year, from $139,000 per year.

  2. Bonus: Annual bonus awards are designed to link compensation to perform-ance and reward financial performance that increases shareholder value. The executive officers, except for Mr. Murphy who earned commissions on certain revenues, were awarded 1998 bonuses of 53.2% of base salary compared to a potential of 60%, based on a preset formula incorporating revenues and pretax profits. Mr. Murphy was awarded a 1998 bonus of 19% of base salary compared to a potential of 21% based on a preset formula incorporating revenues and pretax profits.

  3. Stock options: Stock option grants are an important long-term incentive to attract, retain, and motivate the management team; to align the interests of shareholders and management; and to encourage stock ownership by management. The executive officers were granted annual incentive stock option grants for 1998 as listed, which were not based on a pre-set formula, but rather were intended to be similar to those of comparable positions at comparable companies. All options were granted at fair market value. See the following tables "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

  The Compensation Committee reserves the right to make additions to the awarded bonus and option grants based on subjective measures of executive officer performance and achievements. No such additions were made for 1998.

  Bonus awards for 1999 will be based on formulae incorporating revenues and pretax profits. Total compensation is intended to exceed the median for comparable positions only if predetermined goals are exceeded. Incentive stock option grants for 1999 will not be based on a pre-set formula, but are intended to be similar to those of comparable positions at comparable companies.

  None of the executive officers or Directors of the Company are parties to any employment agreements with the Company.

CHANGE IN CONTROL AGREEMENTS

  The Company is a party to change in control agreements ("Agreements") with several of its executive officers. These Agreements provide that in the event of change in control of the Company followed by termination of employment without good cause within one year, the executive officer will receive a lump-sum severance payment. Dr. Baker's Agreement provides for the payment of the equivalent of two years' compensation, with one year's compensation provided in the Agreements with Messrs. Petschauer and Dayton.


Brian D. Shiffman, Chairman Compensation Committee
Michael C. Berg
Victor H. Weiss

                                 SUMMARY COMPENSATION TABLE
                                                                      Long-Term
                                                                     Compensation
                                    Annual Compensation        =====================
                             =================================             Securities All Other
       Name and                                   Other Annual             Underlying  Compen-
  Principal Position   Year  Salary<F1> Bonus<F2> Compensation Awards<F3>  Option<F4> sation<F5>
=====================  ====  =========  ========  ============ =========   ========== =========
Daniel A. Baker        1998   $138,930   $73,904       $0        $    0      73,000      $2,400
President and Chief    1997    140,205    38,745        0             0      36,000       1,920
Executive Officer      1996    115,221    28,539        0         7,500     167,135       1,600

Thomas W. Petschauer   1998    112,769    60,080        0             0      30,000       1,784
Executive Vice Presi-  1997    114,242    31,750        0             0      15,000       1,738
dent and CFO           1996     98,164    23,254        0             0      55,814       1,358

Joseph F. Dayton       1998     97,952    52,105        0             0      26,000       1,878
Senior Vice President  1997     98,669    27,265        0             0       9,000       1,188
                       1996     85,488    20,083        0             0      35,021       1,193

Timothy S. Murphy<F6>  1998    123,563    13,290        0             0      14,000       1,853
Vice President         1997     79,957         0        0             0       5,000         800
______________

<F1>
Based on 26 biweekly paydays in 1998, with 27 in 1997 and 26 in 1996.
<F2>
Consists of bonuses listed according to which year's performance they were awarded. The bonuses shown for 1998 were paid in February 1999.
<F3>
Represents the value of restricted stock award to Dr. Baker of 2,500 shares in 1996.
<F4>
Consists of incentive stock options listed according to which year's perform-ance they were awarded, and nonqualified stock options awarded in October 1996. In February 1998 incentive stock options of 73,000 shares, 30,000 shares, 26,000, and 14,000 shares were issued to Dr. Baker, Mr. Petschauer, Mr. Dayton, and Mr. Murphy, respectively, as incentives for 1998 performance.
<F5>
Consists of matching contributions made under the Company's 401(k) Plan, plus matches of $320 to Dr. Baker and $400 to Mr. Petschauer to support one-time personal computer purchases in 1997.
<F6>
Mr. Murphy was promoted to Vice President of Marketing and Sales in May 1997. His salary included sales commissions of $53,571 in 1998 and $20,082 in 1997.

                                     OPTION GRANTS IN LAST FISCAL YEAR
                                        Individual Grants                  Potential Realizable
                         ===============================================     Value at Assumed
                         Number of   % of Total                            Annual Rates of Stock
                         Securities   Options                               Price Appreciation
                         Underlying  Granted to                              for Option Term
                          Options    Employees   Exercise or               =====================
                          Granted    in Fiscal   Base Price   Expiration
         Name               <F1>       Year<F2>  Per Share      Date        5%<F3>       10%<F3>
======================   ==========  ==========  ===========  ==========   =========   =========
Daniel A. Baker<F3>        73,000      42.2%        $3.13       2/6/08      $143,466    $363,572

Thomas W. Petschauer<F3>   30,000      17.3          3.13       2/6/08        58,959     149,413

Joseph F. Dayton<F3>       26,000      15.0          3.13       2/6/08        51,098     129,492

Timothy S. Murphy<F3>      14,000       8.1          3.13       2/6/08        27,514      69,726
______________

<F1>
The options were incentive stock options granted at the fair market value on the date of grant, February 6, 1998. All of the officers' options vest one-third after one year, another one-third after two years, and the last one-third after three years.

<F2>
Excludes options in the amounts of 5,000 shares granted to each Independent Director, exercisable at $3.88 per share for those granted on April 16, 1998 to Dr. Taylor and Mr. Shiffman, and exercisable at $2.88 per share for those granted on October 22, 1998 to Mr. Berg and Mr. Weiss.
<F3>
Represents the potential net realizable value of each grant of options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the dedicated annual rates. The stock price appreciation at 5 and 10% per year are shown for illustrative purposes only.


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                                      AND FISCAL YEAR-END OPTION VALUES
                                               Securities Underlying       Value of Unexercised
                                               Number of Unexercised           In-The-Money
                                                 Options at Fiscal          Options at Fiscal
                        Shares                       Year End                  Year End<F1>
                       Acquired      Value   ========================= =========================
        Name          on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
====================  ===========  ========  =========== ============= =========== =============
Daniel A. Baker            0          $0       165,338      122,000          $0          $0

Thomas W. Petschauer       0           0        67,489       50,000           0           0

Joseph F. Dayton           0           0        47,724       37,000           0           0

Timothy S. Murphy          0           0         3,751       17,748           0           0
______________

<F1>
The value of unexercised options at December 31, 1998, the last trading day of 1998, is determined by multiplying the difference between the exercise prices of the options and the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 1998 ($2.94 per share) by the number of shares underlying the options.

MEETINGS AND COMPENSATION OF DIRECTORS

  There were four meetings of the Board of Directors in 1998.

  The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee is composed entirely of Independent Directors, and reviews the reports of and engages in direct discussions with the independent auditors. The Audit Committee held two meetings in 1998. The Compensation Committee is composed entirely of Independent Directors, and its role is described elsewhere in this proxy statement. The Compensation Committee held three meetings in 1998. The Nominating Committee consists of all of the Independent Directors; it reviews the qualifications for election to the Board of Directors and, in consultation with the Company's management, identifies prospective nominees. The Nominating Committee met once in 1998.

  The Nominating Committee will consider nominees to the Board of Directors recommended by shareholders. Such recommendations should be submitted by mail, addressed to the Nominating Committee in care of the Secretary of the Company.

  During 1998 each incumbent Director attended at least 75 percent of the meetings of the Board of Directors and committees of the Board on which he served.

  Directors who are employees of the Company do not receive compensation for service on the Board other than their compensation as employees. Independent Directors receive no cash compensation, with the exception of Mr. Shiffman, who received $5,000 for his additional services as Secretary in 1998.

  In addition, under the 1996 Stock Plan as amended, each new Independent Director will receive a one-time grant of a nonqualified option to purchase 5,000 shares of Common Stock as of the date of his or her initial election as a Director. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, are fully exercisable upon the date of grant, and expire on the fifth anniversary of such grant. Mr. Berg and Mr. Weiss each received such a grant with an exercise price of $2.88 upon their election as Directors on October 22, 1998.

  Each Independent Director will also receive a grant of a nonqualified option to purchase 5,000 shares of Common Stock under the 1996 Stock Plan as amended at the fair market price on the date of each annual meeting of the shareholders of the Company, provided that each such Director continues to serve as an Independent Director immediately following the annual meeting. Mr. Shiffman and Dr. Taylor each received such a grant with an exercise price of $3.88 upon their reelection on April 16, 1998. Dr. Baker was ineligible for such a grant upon his reelection since he was an employee of the Company on that date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consisted of three Independent Directors, none of whom is or has been an officer of the Company. The Company has no compensation committee interlocks--that is, no officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.

SELECTION OF INDEPENDENT AUDITORS

  The Audit Committee has selected Deloitte & Touche LLP as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1999 and to perform other accounting services. Deloitte & Touche has acted as independent auditors of the Company since 1991. Representatives of Deloitte & Touche are expected to be present at the Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

OTHER BUSINESS

  The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement,and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company.

  Any shareholder proposals intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Company no later than November 15, 1999 in order to be included in the proxy statement for that meeting.

  The Company's Annual Report to Shareholders for the year ended December 31, 1998 is being mailed to shareholders with this proxy statement. Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Thomas W. Petschauer, Printware, Inc., 1270 Eagan Industrial Road, St. Paul, MN 55121, or by accessing the Company's Internet web site at: http://PrintwareInc.com.



                                          By order of the Board of Directors:



                                          Brian D. Shiffman
                                          Secretary


March 4, 1999

                                     PRINTWARE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 1999

The undersigned hereby appoints Daniel A. Baker, Ph.D. or Thomas W. Petschauer, or either of them, as proxies with full powers of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at the corporate offices of Printware, Inc. at 1270 Eagan Industrial Road, St. Paul, MN 55121 on Thursday, April 15, 1999, at 3:30 p.m. Central Daylight Time, and at any and all adjournments thereof, hereby revoking all former proxies.

1.  The election of directors to serve until the 2000 annual meeting:

    / /  FOR all nominees listed below  / / WITHHOLD AUTHORITY
         (except as indicated below)
    Daniel A. Baker, Ph.D.     Allen L. Taylor, Ph.D.     Brian D. Shiffman
    Michael C. Berg            Victor H. Weiss

    INSTRUCTIONS: To withhold your vote for any individual nominee, strike a line through the nominee's name.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON ITEM 1 IN ACCORDANCE WITH THE SPECIFICATIONS MADE, AND "FOR" SUCH ITEM IF THERE IS NO
SPECIFICATION.

Please date and sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each shareholder should sign.


                       Dated: __________________________, 1999

    / /  Please check here if you plan to attend the Meeting.



                                  ____________________________________
SIGNATURE OF SHAREHOLDER



                                 _____________________________________
SIGNATURE OF SHAREHOLDER
(if held jointly)


PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.